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                                                                       EXHIBIT 1



                            LIMITED LIABILITY COMPANY
               (LIMITED COMPANY) PT. TELEKOMUNIKASI INDONESIA Tbk

                          DATA ON DEED OF AMENDMENT OF
                        COMPANY'S ARTICLES OF ASSOCIATION

                           NAME AND PLACE OF DOMICILE

                                   ARTICLE 1.

1. This limited liability company shall bear the name of "Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk" or abbreviated to "PT Telkom Indonesia Tbk" (hereinafter shall be sufficiently referred to as the "COMPANY"), domiciled in Bandung.

2. The Company can open branch company or representative company in other places, both inside and outside area of Republic of Indonesia, as stipulated by Board of Directors


                         PERIOD OF COMPANY ESTABLISHMENT

                                    ARTICLE 2

The Company is established for unlimited time.


                   AIMS AND OBJECTIVES AND BUSINESS ACTIVITIES

                                   ARTICLE 3

1. The Aims and Objectives of the Company is to carry out telecommunication net work and services as well as information, one and others by complying with the prevailing Law and Regulations.

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2.   To achieve the aims and objectives as mentioned above the Company may carry out the following business activities:

a. To plan, to establish, to provide, to develop, to operate, to market/sell/rent and to keep telecommunication and information net work at a very large mining by firmly complying with the provision, and the prevailing law and regulations;

b. To plan, to develop, to provide, to market/sell and to improve the service of telecommunication and information at a very large meaning by firmly complying with the provision, and the prevailing law and regulations;

c. To carry out the Company's activity and other business in the framework of taking advantages and the development of Resources owned by the Company, such as: to develop human resources, to optimize the advantages of permanent asset and movable assets, to optimize information system facility, training and education facility, revision and maintenance facility.


                                     CAPITAL

                                   ARTICLE 4.

     1. The authorized capital of the Company shall be twenty trillion Rupiah (Rp 20,000,000,000,000.-) divided into eighty billion (80,000,000,000) shares consisting of one (1) Dwiwarna 'A' share and seventy-nine billion nine hundred and ninety-nine million nine hundred and ninety-nine thousand nine hundred and

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ninety-nine (79,999,999,999) 'B' shares, each share having a par value of two hundred and fifty Rupiah (Rp. 250.-).

     2. Of the aforementioned authorized capital, twenty billion one hundred and fifty-nine million nine hundred and ninety-nine thousand two hundred and eighty (20,159,999,280) shares consisting of one (1) Dwiwarna 'A' share and twenty billion one hundred and fifty-nine million nine hundred and ninety-nine thousand two hundred and seventy-nine (20,159,999,279) 'B' shares at an aggregate par value of five trillion thirty-nine billion nine hundred and ninety-nine million eight hundred and twenty thousand Rupiah (Rp. 5,039,999,820,000.-) shall have been subscribed and fully paid in cash by:

a.   The Republic of Indonesia, one (1) Dwiwarna 'A'
     share and thirteen billion three hundred and
     forty-four million four hundred and seventy
     thousand seven hundred and eleven (13,344,470,711)
     'B' shares, at an aggregate par value of three
     trillion three hundred and thirty-six billion one
     hundred and seventeen million six hundred and
     seventy-eight thousand Rupiah . . . . .             RP. 3,336,117,678,000.-

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
b.   The Public, six billion eight hundred and fifteen
     million five hundred and twenty-eight thousand
     five hundred and sixty-eight (6,815,528,568) 'B'
     shares, at an aggregate par value of one trillion
     seven hundred and three billion eight hundred and
     eighty-two million one hundred and forty-two
     Rupiah . . . .                                      RP.1,703,882,142,000.-

     or totalling twenty billion one hundred and
fifty-nine million nine hundred and ninety-nine
thousand two hundred and eighty (20,159,999,280)
shares consisting of one (1) Dwiwarna 'A' share and
twenty billion one hundred and fifty-nine million nine
hundred and ninety-nine thousand two hundred and
seventy-nine (20,159,999,279) 'B' shares at an
aggregate par value of five trillion thirty-nine
billion nine hundred and ninety-nine million eight
hundred and twenty thousand Rupiah . . . .               RP. 5,039,999,820,000.-

3. If any share, still in portfolio will be issued by mean of limited public offer, to the shareholders and/or company issuing conversion bond and/or warrant and/or other similar

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stock, therefore all shareholders whose name have been registered in the
Shareholder Register on the date stipulated by Board of Directors based on the resolution of General Meeting of shareholders are given chance to buy in advance share and/or conversion bond and/or warrant and/or other similar stock that will be issued and the aforesaid shareholders shall be entitled to buy them in portion with the total share owned by them by depositing in cash in the period set forth n the resolution of Board of Directors abovementioned.

The right of the shareholders to purchase in advance can be sold and assigned to other party by accordingly complying with the provision of article of association and prevailing law and regulation in the matter of Capital Market.

The issuance of share by mean of limited public offer and/or conversion bond and/or warrant and/or other similar stock, shall oblige to get prior approval from General Meeting of Shareholders with the requirement, inclusive period of time, as stipulated by Board of Directors based on the delegation of power from General Meeting of Shareholders, one and another in accordance with articles of association and prevailing law and regulation in Capital Market sector in Indonesia, provided that the price is not lower than par price.

With respect to the resolution of share issuance and/or conversion bond and/or warrant and/or other similar stock by mean the aforesaid limited public offer, Board of Directors shall be obliged to announce in 2 (two) daily newspaper published in Indonesia, 1 (one) of them conducted in Indonesian Language having large circulation/nationwide and the other 1 (one) conducted in English as decided by board of Directors.

If in the period of time pursuant to the provision stipulated in the aforesaid decision of board of Directors, the Shareholders do not apply their rights of share purchasing and/or conversion bond and/or warrant and/other similar stock that have been offered to them with fully pay with cash payment, therefore the Board of Directors having the authority to sell shares and/or

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conversion bond and/or warrant and/or other similar stock to the party acting as siaga purchaser in the framework the issuance of shares and/or conversion bond and/or warrant and/or other similar stock with price and requirements stipulated by board of Directors, with term and condition that to issue share and/or conversion bond and/or warrant and/or other similar stock thereto not lower than price and requirement decided previously, one and another by firmly complying with this articles of association and prevailing law and regulation in the matter of Capital Market in Indonesia.

4. Upon the execution of share issuance that is still in portfolio to the conversion bond holders and/or warrant and/or other similar stock thereof, board of Directors of the Company are entitled to issue the aforesaid shares without giving any right to the present shareholders to buy in advance the aforesaid share on and another by complying with the provision as contained in articles of association and prevailing law and regulation in the field Capital Market in Indonesia.

5. The provision contained in the section 3 and 4 of this article in mutatis mutandis way is also effective in the matter of Authorized Capital continued and followed with further placement of share.

6. Each of decision of General Meeting of Shareholders as clearly specified in the aforesaid article 3 and 5 shall be attended and approved by the shareholders Serial A Dwiwarna.


                                      SHARE

                                    ARTICLE 5

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1. All shares of the Company are as registered shares and issued in the name of the holder registered in the Book of Shareholder Register consisting of share Serial A Dwiwarna that are only specially owned by the State of Republic of Indonesia and share serial B that can be owned by the public.

2. The Company only acknowledges one person or one corporate body as the owner of one share, namely person or corporate body whose name registered as the owner of the said share in the Shareholders Register.

3. If any share because of any reason whatsoever are held by several persons, therefore those collectively hold the shares thereof shall be obliged to appoint one of them in writing or another one as their collective legal proxy and only those person or appointed person given the power of who will be registered in Share holders General Meeting and must be considered as the shareholders of the share concerned and shall be entitled to exercise the right given by law on the said share.

4. During the provision specified in article 3 has not conducted yet, therefore the aforesaid shareholders are not entitled to cast vote in General Meeting of Shareholders meanwhile the payment of the said dividend is postponed.

5. Each shareholder according to the law shall be subject to the Articles of Association and to all decision legally taken in General Meeting of Shareholders and prevailing law and regulation.

6. For Company share recorded in Stock Exchange, effective prevailing law and regulation in the field of Capital Market in Indonesia.


                                SHARE CERTIFICATE

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                                    ARTICLE 6

1. The Company shall be obligated to issue a share certificate.

2. If the share certificate has been issued, then each share is attached to a share certificate.

3. The Collective share certificate may be issued as the evidence of ownership of 2 (two) or more shares which are owned by a shareholder.

4. In the share certificate shall at least be recorded:

a. The name and address of the shareholders;

b. The number of the share certificate;

c. The Date of share certificate issuance;

d. The Share nominal value;

e. Identification Mark as will be stipulated by the board of Directors.

5. In the collective share certificate shall be at least recorded:

a. The name and address of the shareholders;

b. The number of the collective share certificate;

c. The Date of the collective share certificate issuance;

d. The share nominal value;

e. The number of shares.

f. Identification Mark as will be stipulated by the board of Directors.

6. Share certificate and share collective certificate shall be printed in accordance with the law and regulation in Capital Market and signed by President Directors and President

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Commissioners, or the said signature is directly printed in share certificate and the concerned share collective certificate.

7. For the share included in the collective deposit in the institution of credit and settlement or in the Custodian Bank (especially in the framework of collective investment contract), issued in form in the confirmation of share registration signed by President Director and President Commissioner or the aforesaid signature is directly printed in Share registration Confirmation.

8. Share Registration Confirmation issued by the Company for share included in collective deposit at least shall oblige to put:

     a. Name and address of Deposit and settlement Institution or Custodian Bank performing the concerned collective deposit;

     b.   Date of the issuance of Share Registration Confirmation;

     c.   Total number of share included in Share Registration Confirmation;

     d.   Number of share nominal value included in Share Registration
          Confirmation;

     e. The provision that each share in collective deposit with the same classification is equal and can be exchanged between one and another


                        REPLACEMENT OF SHARE CERTIFICATE

                                   Article 7

     1. If share certificates are damaged, or can no longer be used, then at their own request the Board of Directors will issue the replacement of share certificate after the original shares or the remaining shares of the original shall be submitted to the Board of Directors.

     2. The damaged original share

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certificate as mentioned in section 1, shall be demolished and the Board of
Directors shall draw up minutes to be reported at the following General Meeting of Shareholders.

     3. If the share certificate has lost or damaged, then upon the request of the shareholders concerned, the Board of Directors shall issue the replacement of said share certificate, after according to the opinion of the Board of Directors the loss has been sufficiently proved and with a guaranty which is considered as necessary by the Board of Directors for any certain event.

     4. For the issuance of Share Replacement registered in the Stock Exchange in Indonesia, prevailing law and regulation in Capital Market in Indonesia is issued.

     5. Any expenses for the issuance of the replacement of the share certificate according to this article, the original share certificate become failure and not valid.

     6. The provisions in article 7, shall be mutatis-mutandis in force for the issuance of the replacement of the collective share certificate or the replacement Share Registration Confirmation.


                       SHAREHOLDERS AND SPECIAL REGISTERS

                                   Article 8.

     1. The Board of Directors or the proxy appointed by them, shall be obligated to maintain and keep a Shareholder Register and Special Register at the company's domicile.

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     2. In the Shareholder Register shall be recorded:

a.   The name and address of the shareholders;

b. The amount, serial number and date of acquisition of share certificate/collective share certificate owned by the shareholders;

c.   The amount deposited to each share;

d. Name and address of both the individual and corporate body which have the lien on said shares and the acquisition date of the lien, as well as;

e. Other information justified necessary by the board of Directors and/or being obliged by prevailing law and regulation.

     3. In the Special Register is recorded the information with respect to the share ownership of the member of the Board of Directors and the Board of Commissioners and their families at the company and/or at other company and the date of share issuance.

     4. Each of amendment of address The Board of Directors shall be notified any change of address with a letter to the Board of Directors of the company.

     As long as the notice has not been notified, then any letter or summons to the shareholders and notice to General Meeting of Shareholders shall be addressed to the address of the shareholder lastly recorded in the Register of Shareholders of the Company.

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     5. The Board of Directors shall be obligated to keep and maintain the
Shareholders and Special Registers as good as possible.

     6. Each shareholder shall be entitled to examine the Shareholders and Special Registers, relating to his own self during the working hour of the Company Office.

     7. The Recording and/or amendment on shareholders register shall be obliged to approve by board of Directors and proven by the signing of verification on the aforesaid amendment, by President Director and President Commissioners or thei legal proxy or by Stock Administration Bureau appointed by board of Directors, pursuant to the prevailing law and regulation in the matter of Capital Market in Indonesia.

     8. Each registration or verification in the Shareholder Register including the verification on a selling, transferring, collateral, pawning or cessie concerning share or right or the interest on share that shall be performed in accordance with the provision of this Article of Association and for any share registered in Stock Exchange law and regulation in Capital Market in Indonesia shall be valid.

     9. Upon the request of the concerned shareholders or pawning receiver, a share pawning shall be recorded in Shareholder Register by following the method that will be determined by board of Directors based on accurate evidence and acceptable regarding the concerned share pawning. The

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acknowledgement on share pawning by the Company as required in Article 1153
Civil Codes will only be clarified from verification on the said share pawning in Shareholder Register.


                              COLLECTIVE CUSTODIAN

                                    ARTICLE 9

1. Any share in collective custodian in the Depository and Settlement Institution is recorded in the Shareholder Register on behalf of Depository and Settlement Institution for the interest all account holder in the Institution of Depository and Settlement,

2. Any share in collective custodian in custodian Bank or Stock Company is recorded in Stock Account in Custodian and Settlement Institution on behalf of custodian Bank or the concerned Stock Company for the interest of all account holder in custodian Bank or the aforesaid Sock Company.

3. If any share in collective custodian in custodian Bank constitute a part of stock portfolio Reksa Dana in form of collective investment contract and not including collective custodian in d\Depository and Settlement Institution, therefore the Company will record the said share in Shareholder Register on behalf of custodian Bank

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     for the interest of all ownership of Submission unit from Reksa Dana in form of collective investment contract.

4. the Company shall be obliged to issue Share Registration Confirmation to the Depository and Settlement Institution as clearly notified in the section 1 of this article or custodian Bank as clearly specified in section 3 of this article as the registration evidence in Shareholder Register.

5. The Company shall be obliged to transfer share in collective custodian registered on behalf on Depository and Settlement Institution or custodian Bank for Reksa Dana in form of collective investment contract in Shareholder Register Book becoming on behalf of the appointed party by the said Depository and Settlement Institution or custodian Bank.

Any request of transfer by the Depository and Settlement Institution or custodian Bank is proposed in writing to the Company or Stock Administration Bureau appointed by the company.

6. Depository and Settlement Institution, Custodian Bank, or Stock Company if requested by the concerned shareholder shall be obliged to issue Share Registration Confirmation to the shareholder stock account as verification evidence in Stock Account.

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7.   In the collective Custodian each share issued by the Company from the same classification is equal and exchangeable among other.

8. The Company shall oblige to refuse share mutation verification into the collective custodian if the said share lost or destroyed, except the aforesaid shareholder can submit sufficient collateral that the concerned is true as legal owner of the said lost or destroyed share and the said share is true lost or destroyed.

9. The Company shall oblige to refuse recording share mutation into the Collective Custodian if the said share become a collateral, placed in seizure under the stipulation of Court or to be seized for the investigation of criminal case.

10. The stock account holder whose share is recorded in the Collective Custodian is entitled to cast vote in the General Meeting of Shareholders, in accordance with number of shares owned by his self in the said Stock Account.

11. The Stock Account holder who is entitled to cast vote in the General Meeting of Shareholder is the party whose name is recorded as the Stock account holder in Custodian Bank or Stock Company at the latest 1 (one) working day prior to make summons the General Meeting of Shareholder.

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12.  Custodian Bank and Stock Company hall oblige to submit Stock account holder register along with number of Company share owned by each said shareholder to the Depository and Settlement Agency, thereafter submit it to the Company at the latest 1 (one) working day before the date of summons of General Meeting of Shareholders.

13. Investment Manager is entitled to present and cast vote in the General Meeting of Shareholders of the share included in Collective Custodian in Custodian Bank that constitutes a part of portfolio of Reksa Dana/Mutual Fund in form Collective Investment Contract and not including in the Collective Custodian in the Depository and Settlement Agency, with the provision that the aforesaid Custodian Bank shall obliged to register name of the aforementioned Investment Manager at the latest of 1 (one) working day prior to the date of General Meeting of Shareholders.

14. The Company shall oblige to submit dividend, bonus share or other rights regarding to the ownership of share in Collective Custodian to the Depository and Settlement Agency and thereafter the Depository and Settlement Agency submit dividend, bonus share or other right to Custodian Bank and/or Stock Company recorded as the account holder in the Depository and Settlement Agency

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     thereafter submitted to the account holder in Custodian Bank and/or the aforesaid Stock Company.

15. the Company shall oblige to submit dividend, bonus share or other rights regarding to the ownership of share to Custodian Bank on the share in collective Custodian in Custodian Bank that constitutes a part of portfolio of Stock of Reksa Dana/Mutual Fund in form of Collective Investment Contract and no including in the Collective Custodian in the Depository and Settlement Agency.

16. The limit of determination of Stock Account holder Entitled to obtain dividend, bonus share or other rights regarding to the ownership of share in Collective Custodian stipulated by or based on the Resolution of General Meeting of Shareholder on the provision that Custodian Bank and Stock company shall submit Stock Account Holder Register together with number of Company Share owned by each of the said Stock Account Holder to the Depository and Settlement Agency thereafter will submit the said register that has been consolidated to the board of Directors at the latest of 1
     (one) working day after the date of becoming principle determination of shareholders who are entitled to obtain share dividend, bonus share or the other rights.


                           TRANSFERRING RIGHT ON SHARE

                                   ARTICLE 10

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     1. In case of any chance of ownership of a share, the initial holder registered in the Shareholder Register must remain to be considered as the shareholders until the name of new shareholders registered in the Shareholder Register.

     2. Registration for transferring right on share must be made by the Board of Directors by mean of registering the transfer of right in the Shareholder Register concerned based on the deed of transfer on right signed by the transferee and transferor or their legal proxy or based on other satisfactory documents evidencing the transfer in opinion of the Board of Director without prejudice to the provision in the Articles of Association.

     3. The deed of transfer or other documents as set forth in section 2 must be in such form as determined and/or which may be acceptable by the Board of Directors and the copies are submitted to the Company provided that the document of transfer of share listed in Stock Exchange must comply with the prevailing legislative regulation in the field of Capital Market in Indonesia.

     4. The transfer of share listed in the account in the Collective Custodian is recorded as mutation between account or as mutation from a account in the Collective Custodian to in the name of each shareholder which is non-account holder in the Collective Custodian by keeping registration of the transfer by the Board of Directors as specified in Article 9 section 7 above.

     5. The transfer of share may only be permitted if all provisions in the articles of association are complied with.

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     6. The transfer of share must be recorded in the Shareholder Register, in the share certificate and in the collective share certificate concerned.

     The registration must be signed by the President Director and the President Commissioner or their legal proxy or by Administration Bureau appointed by the Board of Directors.

     In case of any change of ownership of a share, the original holders registered in the Shareholder Register is considered remain as the holder of share until the name of new holder has been registered in the Shareholder Register.

     7. The Board of Directors upon its own policy and by providing reason for that the purpose, may reject to register the transfer of share in the Shareholder Register if the provision in the articles of association is not complied with or if one of requirements in the transfer of share is not complied with.

     8. If the Board of Directors rejects to register the transfer of share, the Board of Directors is obligated to send a notice on rejection to the party who will transfer its right at the latest 30 (thirty) days after the date of application for registration is received by the Board of Directors, provided that with respect to the company shares listed at the Stock Exchange in Indonesia with observance to the prevailing legislative regulation in the field of Capital Market in Indonesia.

     9. The Shareholder Register must be closed on 1 (one) business day prior to the date of call for General Meeting of Shareholders

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to stipulate the names of shareholders having right to attend at the meeting.

     10. Any person obtaining the shares due to the death of a shareholder, or due to another reason making the ownership of a share transferred by law, by submitting an application in writing and attaching his entitlement proof as required by the Board of Directors, will be recorded as a holder of that shares.

     The registration can only be carried out if the Board of Directors can well accept the entitlement proof without prejudice to the provisions in the Articles of Association as well as the laws and regulations prevailing in the field of Capital Market in Indonesia.

     11. All limitations, prohibitions and provisions in the Articles of Association regulating the right to transfer of share and registration of the transfer of share shall be mutatis mutandis to any acquisition of right according to section 10 of this article.

     12. For transferring share listed in the Stock Exchange is applicable the provision of legislative regulation in the Field of Capital Market in Indonesia, meanwhile for the Dwiwarna serial A share cannot be transferred to any one whatsoever."


                               BOARD OF MANAGEMENT

                                   ARTICLE 11

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     1. The Company is managed and chaired by a Board of Directors under the supervision of the Board of Commissioners maximally consisting of 5 (five) members of the Board of Directors, under the following composition:

a.   a President Director; and

b.   4 (four) Directors.

     2. The member of the Board of Directors is appointed from the qualified Indonesian citizen in accordance with the prevailing legislative regulation.

     Among the members of the Board of Directors and between the member of the Board of Directors and the member of the Board of Commissioners shall have no family relation up to the second (2(nd)) level, both according to straight line and side line or son in law, brother/sister in law relation.

     Members of the Board of Directors of the Company shall be appointed by a General Meeting of Shareholders from candidates nominated by holder of Dwiwarna 'A' share and have gone through a nomination process in accordance with the prevailing laws and regulations and such nomination shall bind a General Meeting of Shareholders.

     3. Members of the Board of Directors shall be appointed by a General Meeting of Shareholders attended by holder of Dwiwarna 'A' share and more than fifty percent (50%) and (read: of) [sic] the Company's total issued shares with valid voting rights and the

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resolutions shall be approved by holder of Dwiwarna 'A' share and more than fifty percent (50%) of the total votes lawfully cast at the meeting.

     The term of office of each member of the Board of Directors shall be for a period commencing as of the date of the General Meeting of Shareholders appointing him (them) and shall expire at the conclusion of the fifth (5(th)) Annual General Meeting of Shareholders after his (their) appointment date with due observance of the prevailing laws and regulations.

     The provision regarding the term of office of such member of the Board of Directors shall not prejudice to the right of a General Meeting of Shareholders to dismiss him at anytime prior to the expiration of his term of office if the member of the Board of Directors is considered to be incapable of performing his duties as stipulated in the Articles of Association and / or resolution of a General Meeting of Shareholders and / or due to another reasons acceptable to a General Meeting of Shareholders after such member of the Board of Directors is given opportunities to attend a General Meeting of Shareholders to defend himself.

     Such a dismissal shall be effective as of the conclusion of the General Meeting of Shareholders resolving such dismissal, unless another date is stipulated otherwise by a General Meeting of Shareholders.

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
     A member of the Board of Directors whose term of office has expired can be reappointed only for one (1) term of office by a General Meeting of Shareholders.

     4. The member of the Board of Directors may be given salaries and other allowances, position post merit of which amount will be determined by the General Meeting of Shareholders and the authority by the General Meeting of Shareholders may be delegated to the Board of Commissioners.

     5. If due to any reason a term of office of the member of the Board of Directors is vacant, the vacancy must be filled in the latest at the following Annual General Meeting of Shareholders.

     As long as the term of office has not been filled and the no replacement has been made or the position has not posted, then another director appointed by the Board of Commissioners, must perform the task of the Director with the same power and authority.

     The term of office of a person appointed to fill the vacancy shall be the remaining period of the member of the Board of Directors of which the office has been vacant.

     6. If due any reason whatsoever the Company has no member of the Board of Directors or all terms of office of the member of the Board of Directors are vacant, then for the time being the Board of Commissioners is obligated to perform the running task of the Board of Directors, with an obligation that in the period of the latest

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60 (sixty) days after the said vacancy to hold General Meeting of Shareholders to fill the said vacancy.

     If all members of the Board of Directors are suspended or due any reason whatsoever no Board of Directors are appointed, the Board of Commissioners for the time being shall manage the Company however it has only a right to take any act of management with respect to the matters and the current activities.

     7. A member of the Board of Directors has a right to resign from his/her office by submitting a notice in writing to the Company on his/her wish at least 30 (thirty) days prior to date of resignation and the resigning member of the Board of Directors can be accountable for responsibility from the appointment of the persons concerned until the date of resignation, at the following General Meeting of Shareholder.

     8. The office of the member of the Board of Directors terminates if:

a.   the term of office terminated;

b.   resigning in accordance with the provision of section 7;

c.   no longer meet the requirement of the prevailing legislation;

d.   passed away;

e.   dismissed based on the resolution of the General Meeting of Shareholders.

     9. The member of the Board of Directors may not post/place another office as hereunder mentioned:

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a.   The Board of Directors at other State Owned Enterprise or private company or other office which perform the company management.

b. Structural office and other functional at the center or local government institution/instance.

c. Other office which may cause any conflict of interest directly or indirectly to the Company and/or having contradictory to the prevailing legislative regulation.

     10. For the double position of the Board of Directors excluded in the provision of section 9 of this article or for exception of provision of section 9 of this article is required an approval from the meeting of the Board of Commissioners which will further be reported to the following General Meeting of Shareholders"


                 TASKS AND AUTHORITIES OF THE BOARD OF DIRECTORS

                                   ARTICLE 12

     1. The main tasks of the Board of Directors shall:

a.   chair and manage the Company in accordance with the Company purpose;

b.   Control, maintain and manage the Company assets.

     2. The Board of Directors is duly responsible for implementing task for the Company interest to achieve aims and objectives.

     3. Each member of the Board of Directors with good faith and full of responsibility is required to perform their tasks with observance to the prevailing legislative regulation.

     4.a. The Board of Directors shall be entitled to represent the Company in and out of the Court of Justice in respect of any matters and in any events, to bind the Company to another party and another party to the Company and to perform any actions, both pertaining to management and ownership, under restrictions stipulated in paragraph 5 of this article and with due observance of the laws and regulations prevailing in the field of Capital Market in Indonesia.

       b. The Board of Directors as referred to in letter a of this paragraph shall be represented by the President Director, and therefore, the President Director shall be entitled and competent to act for and on behalf of the Board of Directors and represent the Company.

       c. In the event that the President Director is absent or prevented from attending due to any reason whatsoever, of which impediment no evidence to any third party shall be required, the Board of Directors shall be represented by one of the Directors appointed in writing by the President Director and in the event there is no appointment made by the President Director, a Director of the longest incumbency shall be entitled to represent the Company and in the event there is no Director of the longest incumbency, any of the eldest Directors in the composition of the Company's Board of Directors shall be authorized to act for and on behalf of the Board of Directors to represent the Company.

     5. The Board of Directors shall first obtain written approval of the Commissioners in order :

a. to purchase and / or sell shares of any other company through bourse exceeding any number determined in any decision of the Commissioners;

b. to make investment or divestment in other Corporate body executed not via the bourse;

c.   to establish, transfer or dissolve any subsidiary;

d.   to transfer, exchange, sell or purchase any business segment;

e.   to enter into any license agreement and / or management contract;

     The terms and condition as well as the type of license agreement and / or management contract requiring approval of the Commissioners will be regulated further in a decision of the Commissioners.

f. to transfer fixed assets and any other assets of the Company the value of which is exceeding any certain amount determined in a decision of the Commissioners;

g. to write off any bad debt and goods inventory the value of which is exceeding any certain amount determined in a decision of the Commissioners;

h. to bind the company as guarantor (borg or avalist) having the financial impact exceeding any certain amount determined in a decision of the Commissioners;

i. to receive or make available medium / long term loan and to receive short term loan which is not for operating in nature exceeding any certain amount determined in action plan and budget of the company that has been ratified in a decision of the Commissioners.

     In giving written approval for the actions mentioned in letter a up to letter i above, the Commissioners shall observe the laws and regulations prevailing in Indonesia.

     The written approval is articulated in the form of Decision of the Commissioners signed by the President Commissioner and one of the Members the Commissioners based on a resolution of the Commissioners meeting.

     6. For the actions referred to in paragraph 5 letter a up to letter i above, the Board of Directors shall first obtain an approval from a General Meeting of Shareholders in case the value of investment / divestment to be executed by the Company is material for the Company, namely complying with one of the following two things :

a. ten percent (10%) and (read: of) [sic] the Company's revenue or any other amount in accordance with the regulations of the capital market prevailing at the time of transaction;

b. twenty percent (20%) of the Company's equity or any other amount in accordance with the regulations of the capital market prevailing at the time of transaction.

     7. Any legal act to transfer, renounce rights or encumber all or a greater part of the Company's assets the value of which is more than fifty percent (50%) of the total value of the Company's assets in one financial year, either in a single transaction or several independent or related transactions (except for debt security, it shall be computed from the total value of the security that is still in effect and force), the Board of Directors shall obtain an approval from a General Meeting of Shareholders attended or represented by the shareholders having at least three fourths (3/4) of the total number of shares with valid voting rights and approved by at least three fourths (3/4) of the total number of votes lawfully cast at the meeting.

     If the stipulated quorum as referred to above is not reached, at the earliest ten (10) days and at the latest twenty-one (21) days as of the first meeting, the second meeting may be convened under the same agenda as required for the first meeting. The call shall be served at the latest seven (7) days before the second meeting, without calculating the date of call and the date of meeting, and the prior notification/announcement of the call to the meeting shall not be required; the second meeting shall be attended or represented by the shareholders representing at least two thirds (2/3) of the total number of shares with lawful voting rights and the resolutions shall be approved by more than a half (1/2) of the total number of votes lawfully cast at the meeting.

     If the quorum of the second meeting is not reached, the third meeting may be convened after having obtained approval from and complying with the requirements stipulated by Chairman of the Capital Market Supervisory Board in Indonesia.

     8. The Board of Directors shall announce any legal act to transfer, renounce rights or encumber the Company's assets as referred to in paragraph 7 hereof in two (2) Indonesian daily newspapers, one of which shall have a National circulation and the other one published at the Company's domicile at the latest thirty (30) days as of the legal act.

     9. To perform the legal action in the form of transaction containing the conflict of interest among the personal economic interest of the member of the Board of Directors, the Board of Commissioners or the shareholders, and the Company economic interest, the Board of Directors requires approval of the General Meeting of Shareholders based on the majority pro-votes of the shareholder having no conflict of interest as specified in article 23 section 8 hereunder.

     10. If an event in which the Company interest conflicts to the personal interest of one of the members of the Board of Directors, then upon the approval of the Company's Board of Commissioners will be represented by another member of the Board of Directors, and in case the Company has contradictory interest with the interest of all members of the Board of Directors, then the Company in this case will be represented by the Board of Commissioners or one of the members of the Board of Commissioners appointed by the meeting of the Board of Commissioners, one and another without prejudice to the provision in section 9 of this article.

     In case the Company has no member of the Board of Commissioners then General Meeting of Shareholders may appoint one or more persons to represent the Company in performing the abovementioned tasks.

     11.a The President Director shall be entitled to and authorized to act for and on behalf of the Board of Directors and to represent the Company.

     b. In case the President Director is absent or prevented due to any reason whatsoever, in which case is not evidenced to the third party, then the Board of Directors will be represented by a Director appointed in writing by the President Director and in case the President Director does not make any appointment, then one of the oldest directors in case of term of office shall be entitled to represent the Company and in case the Company has no the oldest Director in case of term of office, then one of the oldest directors in case of composition of the member of the Company's Board of Directors is authorized to act for and on behalf of the Board of Directors and to represent the Company.

     12. Without prejudice to the responsibility of the Board of Directors for any specific action is entitled to appoint one or more persons as the proxy or power with requirements determined by the Board of Directors in a special power of attorney, such authority must be performed in accordance with the Articles of Association.

     13. All actions of the members of the Board of Directors having contradiction to the Articles of Association shall not be valid.

     14. The distribution of tasks and authorities of each member of the Board of Directors is stipulated by the General Meeting of Shareholders and the authority by the General Meeting of Shareholders can be delegated to the Board of Commissioners.

     15. The Board of Directors in managing and/or arranging the Company is required to execute the resolution stipulated by the General Meeting of Shareholders and the Board of Commissioners.

     16. At the latest 60 (sixty) days prior to new accounting year is commenced, the Board of Directors is required to submit working plan and Company budget to the Board of Commissioners to ask for legalization to the meeting of the Board of Commissioners".


                           BOARD OF DIRECTORS' MEETING

                                   ARTICLE 13

     1. The Meeting of the Board of Directors can be held any time if it is considered as necessary upon the request of the President Director or by at least 1/3 (one third) of the total members of the

Board of Directors or upon the request of the meeting of the Board of Commissioners or upon the written request of 1 (one) or more shareholders holding at least 1/10 (one tenth) of the total shares with legal voting right.

     2. The call for meeting of the Board of Directors is conducted by the member of the Board of Directors having right to represent the Board of Directors according to the provision of article 11 of these Articles of Association.

     3. The call for Meeting of the Board of Directors must be submitted by a registered letter or by a letter submitted in person to each member of the Board of Directors with a satisfactory receipt or by telegram, telex, facsimile confirmed by a registered letter at least 7 (seven) days prior to the meeting is held, with regardless to the date of call for and the date of meeting.

     If the matters which wish to be discussed will immediately be settled the period of call for can be shortened to be at least 3 (three) days with regardless the date of call for and the date of meeting.

     4. The call for must mention the agenda, date, time and place of the meeting;

     5. The Meeting of the Board of Directors is held at the place of the company domicile or at the place of Company main business activity.

     If all members of the Board of Directors being present or represented, the call for in advance is not required and the meeting of the Board of Directors can be held any where in the territory of the Republic of Indonesia and the meeting shall be entitled to take any legal and binding resolutions.

     6. The Board of Directors' Meeting shall be chaired by President Director, if the President Director is not present or is prevented, which matter need not be proven to the third party, then the meeting shall be chaired by one of the other members of the Board of Directors who is appointed by the Board of Directors' Meeting.

     7. A member of the Board of Directors can only be represented at the Meeting of the Board of Directors by another member of the Board of Directors by virtue of the power of attorney specially given for the said purpose.

     8. The Board of Directors' Meeting shall be valid and entitled to make any legal and binding resolutions if it is attended and or represented by more than 1/2 (one second) of the total members of the Board of Directors legally being present or represented at the meeting.

     9. The resolution of the Board of Directors' Meeting must be made based on deliberation to achieve an agreement.

     In case the resolution based on deliberation cannot be achieved then the resolution is made by voting based on the majority pro votes from the total votes legally cast at the meeting.

     10. If the pro and contra votes are equal in number then the Chairman of the meeting of the Board of Directors who will determine it.

     11.a.Each member of the Board of Directors is entitled to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Directors to be represented.

     b. Voting concerning an individual is carried out by folded unsigned ballot, the voting concerning other matters are conducted verbally, unless the meeting Chairman determines otherwise without any objection of the attendants.

     c. Blank and illegal votes must be considered as not having been issued and therefore is not calculated in determining the total votes.

     12. From the matters discussed and decided at the Meeting of the Board of Directors must be draw up Minutes of Meeting.

     Minutes of Meeting of the Board of Directors must be drawn up by one of the members of the Board of Directors being present at the Meeting appointed by the Meeting Chairman or by an employee of the Company appointed for the said purpose and must further be signed by the Meeting Chairman and one of the members of the Board of Directors appointed to confirm the completeness and justification of the Minutes.

     If any dispute arises with respect to the matters contained in the Minutes of Meeting of the Board of Directors, then it must be decided at the Meeting of the Board of Directors, then it must be decided at the following meeting of the Board of Directors and the resolution must be taken based on the pro-votes more than 1/2 (one second) of the total members of the Board of Directors being present or legally represented at the meeting.

     The minutes are a legal receipt for the members of the Board of Directors and for the third party with regard to the decision taken at the Meeting concerned.

     If the Minutes are drawn up by a Notary, such signature is not required".

     13. The Board of Directors can also take any legal and binding resolutions without convening the meeting of the Board of Directors, provided that all members of the Board of Directors have been notified in writing with regard to the proposal of resolution and all members of the Board of Directors give approval on the proposal filed in writing and sign the approval.

     The resolution taken in such manner has the same power with the resolution legally taken at the meeting of the Board of Directors.


                             BOARD OF COMMISSIONERS

                                   ARTICLE 14

1.

     a. 1. The Commissioners consist of at least 2 (two) persons, one among them is appointed as a President Commissioner

     b. The Company has an Independent Commissioner who complies with the requirements of the laws and regulations prevailing in the field of Capital Market.

     2. The member of the Board of Commissioners is appointed from the qualified Indonesian Citizen in accordance with the prevailing legislative regulation.

     Among the members of the Board of Commissioners and between the members of the Board of Commissioners and the Board of Directors shall have no family relation up to the 2(nd) (second) level, both according to straight line and side line or son in law or brother/sister in law relation.

     3. The member of the Board of Commissioners is appointed by the General Meeting of Shareholders from the candidates nominated by the holder of Dwiwarna serial A share. the Nomination binds the General Meeting of Shareholders.

     4. Members of the Commissioners shall be appointed by a General Meeting of Shareholders attended by holder of Dwiwarna 'A' share and more than fifty percent (50%) of the Company's total issued shares with valid voting rights and the meeting resolutions shall be approved by holder of Dwiwarna 'A' share and more than fifty percent (50%) of the total votes lawfully cast at the meeting.

     The term of office of each member of the Commissioners shall be for a period commencing as of the date of the General Meeting of Shareholders appointing him (them) and shall expire at the conclusion of the fifth (5(th)) Annual General Meeting of Shareholders after his (their) appointment date with due observance of the prevailing laws and regulations.

     The provision regarding the term of office of such member of the Commissioners shall not prejudice to the right of a General Meeting of Shareholders to dismiss him at anytime prior to the expiration of his term of office if such member of the Commissioners is considered to be incapable in performing his duties as stipulated in the articles of association and / or resolution of a General Meeting of Shareholders after such member of the Commissioners is given opportunities to attend the General Meeting of Shareholders to defend himself.

     Such a dismissal shall be effective as of the conclusion of the General Meeting of Shareholders resolving such dismissal, unless any other date is stipulated otherwise by a General Meeting of Shareholders.

     5. A member of the Commissioners whose term of office has expired can be reappointed only for one (1) term of office by a General Meeting of Shareholders.

     6. The members of the Board of Directors is given salaries and/or allowances, inclusive of position post merit of which amount is determined by the General Meeting of Shareholders.

     7. Members of the Commissioners may not assume concurrent position of an active employee of the Company and or any other position at any private undertaking creating a conflict of interests, either directly or indirectly, with the Company's interest.

     8. If due to any reason, the position of a member of the Commissioners is vacant, such vacancy shall be filled at the latest at the next General Meeting of Shareholders, unless the members of the Commissioners are less than two (2) persons, then a General Meeting of Shareholders shall be convened within a period of sixty (60) days as of such vacancy in order to fill such vacancy.

     The term of office of a person appointed to fill the said vacancy is the remaining term of office of the members of the Board of Commissioners of which term of office is vacant.

     9. In case of any addition of total members of the Board of Commissioners, then the term of office of the new members of the Board of Commissioners will terminate together with the expiry of the term of office of another member of the Board of Commissioners which has been existed.

     10. A member of the Board of Commissioners shall be entitled to resign from his/her term of office by notifying in writing with respect to the purpose to the holder of Dwiwarna serial A share by submitting a copy to the Board of Directors and the Board of Commissioners at least 30 (thirty) days prior to the date of resignation and to the member of the Board of Commissioners resigning as above-mentioned, remain accountable for responsibility as the member of the Board of Commissioners from the appointment up to the date of resignation".

     11. The term of office of the member of the Board of Commissioners terminated if:

a.   the term of office terminated;

b.   resigning in accordance with the provision section 10;

c.   no longer meet the prevailing legislative requirement ;

d.   passed away;

e.   dismissed based on the General Meeting of Shareholders.


               TASKS AND AUTHORITIES OF THE BOARD OF COMMISSIONERS

                                   ARTICLE 15

     1. The Board of Commissioners has tasks:

a. to conduct supervision to the policy of the Company arrangement performed by the Board of Directors and provide consultation to the Board of Directors inclusive of the Company development plan, working plan and Company annual budget, implementation of the provision of the Company's Articles of Association and the resolution of the General

     Meeting of Shareholders and the prevailing legislative regulation;

b. to perform tasks, authority and responsibility in accordance with the provision of the Company's Articles of Association and the resolution of the General Meeting of Shareholders;

c. to execute the Company interest with observance to the interest of the shareholders and responsible to the General Meeting of Shareholders;

d. to peruse and examine the annual report prepared by the Board of Directors and signed the annual report.

     2. With respect to the tasks of the Board of Commissioners specified in section 1 of this article, then the Board of Commissioners is required to:

a. Give suggestion and opinion to the General Meeting of Shareholders with respect to the Company development plan, working plan, and Company annual budget and amendment and addition, periodical report and other reports from the Board of Directors;

b. Supervise the implementation of working plan and Company budget, to submit the Appraisal result and opinion to the shareholders;

c. Legalize working plan and Company budget in a period at the latest prior to the new current budget year of the Company. In case of working plan and the Company budget has not been legalized in the above period, then the working plan and

     Company budget proposed by the Board of Directors considered being inforce as the working plan and Company budget which has been legalized.

d. Monitor the development of Company activity and in case of the Company shows retreats, immediately ask for the Board of Directors to announce to the shareholders and provide suggestion with respect to the remedy being in process.

e. Give suggestion and opinion to the General Meeting of Shareholders on another issue considered as necessary for the Company arrangement.

f. Propose to the General Meeting of Shareholders on the appointment of public accountant who will examine the Company financial condition to be reported in the General Meeting of Shareholders;

g. Perform the tasks of other supervision determined by the General Meeting of Shareholders;

h. Give a response to the periodic report from the Board of Directors with respect to the Company development to the Shareholder on time.

     3. The members of the Board of Commissioners jointly or severally any time during Company business hour shall be entitled to enter the building and yard or other places used or controlled by the Company and shall be entitled to examine all accountings, documents, other instrument of evidences, stocks, to examine and verify the cash condition (money for verification need) and other securities and shall be entitled to know all actions performed by the Board of Directors.

     4. If it is considered as necessary the Board of Commissioners shall be entitled to ask for an expert in performing tasks for indefinite period at the Company expenses.

     5. Work distribution among the members of the Board of Commissioners is regulated by them, and to expedite the tasks the Board of Commissioners may be assisted by a secretary appointed by the Board of Commissioners based on the suggestion of the holder of Dwiwarna serial A share at the Company expenses.

     6. The Board of Directors and each member of the Board of Directors are required to give explanation on all matters questioned by the member of the Board of Commissioners or the expert assisting him/her.

     7. The Meeting of the Board of Commissioners shall at any time be entitled to suspend one or more members of the Board of Directors from his office, if the member of the Board of Directors concerned acts contradictory to the Articles of Association and the prevailing legislative regulation or fails their obligation or any urgent reason for the Company.

     8. The such suspension must be notified to the person concerned accompanied by the reason for taking the said action.

     9. In the period of at the latest 30 (thirty) days after the such suspension, the Board of Commissioners is required to hold an Extraordinary General Meeting of Shareholders which will decide whether the member of the Board of Directors concerned will be suspended forever or will be re-instated to the initial position, meanwhile the suspended member of the Board of Directors is given a chance to defend himself.

     10. The Meeting in section 9 of this article is chaired by the President Commissioner and if he/he is absent, in which such absence is not required to be proven to other party, then the Meeting is chaired by one of other member of the Board of Commissioners appointed for that purpose by the Meeting and if no member of the Board of Commissioners is present, the Meeting then is chaired by one person appointed by and from among them being present at the meeting and the call for meeting must be made in accordance with the provision specified in
Article 21 hereunder.

     11. If the General Meeting of Shareholders in section 9 of this Article is not held in a period of 30 (thirty) days after such suspension, then the such suspension shall automatically be void according to the law, and the person concerned shall be entitled to re-instate to the initial position.

     12. If due to any reason whatsoever, the Company has no one member of the Board of Commissioners, in the period of at the latest 60 (sixty) days after the said vacancy, must then be held an Extraordinary General Meeting of Shareholders to appoint a new Board of Commissioners".


                         BOARD OF COMMISSIONERS' MEETING

                                   ARTICLE 16

     1. The Meeting of the Board of Commissioners may be held at least each 3 (three) months or any time if considered as necessary by the President Commissioner or by 1/3 (one third) of the total members of the Board of Commissioners or upon the request in writing of the Meeting of the Board of Directors or upon the request of 1 (one) or more shareholders holding at least 1/10 (one tenth) of the total shares with legal voting right.

     The Meeting of the Board of Commissioners to legalize the working plan and the Company budget is held at the latest in December prior to the new current accounting year of the Company.

     2. The call for meeting of the Board of Commissioners is convened by the President Commissioner, in case he/she is prevented the meeting is chaired by the member of the Board of Commissioners appointed by the President Commissioner.

     3.The Call for Meeting of the Board of Commissioner is submitted to each member of the Board of Commissioners by a registered letter or submitted in person by receiving a satisfactory receipt or by telegram, telefax, facsimile which is immediately confirmed by a registered letter at least 7 (seven) days and in case of urgent at least 3 (three) days prior to the meeting is held with regardless the date of call for and the date of meeting.

     4. The calls for meeting must mention the agenda, date, time and place of the Meeting;

     5. The Meeting of the Board of Commissioners is held at the Company domicile or at the place the Company conducts the main business activity.

     If all members of the Board of Commissioners are present or represented, the call for in advance is not required and the Meeting of the Board of Commissioners can be held at the place of domicile or at the place the Company conducts its main business activity or at other places in the territory of the Republic of Indonesia as determined by the Board of Commissioners and the meeting shall be entitled to take any legal and binding resolutions.

     6. The Board of Commissioners' Meeting shall be chaired by the President Commissioner, if the President Commissioner is not present or is prevented, in which matter need not be proven to the third party, the Meeting shall be chaired by one of the other members of the Board of Commissioners who is appointed by and from among attendants.

     7. Another member of the Board of Commissioners may only be represented at the Meeting of the Board of Commissioners by another member of the Board of Commissioners based on a power of attorney specially given for that purpose.

     8. The Board of Commissioners' Meeting shall only be legal and may make any legal and binding resolutions when attended and or represented by at least 1/2 (one second) of the total members of the

Board of Directors being present or represented at the at the Meeting.

     9. The resolution of the Meeting of the Board of Commissioners must be taken based on deliberation to achieve an agreement.

     In case the resolution based on deliberation to achieve an agreement cannot be achieved then the resolution is taken based on the majority ordinary pro-votes of the total legal votes cast at the meeting.

     10. If the pro and contra votes are equal in number the proposal then is considered void, unless the Chief of the Meeting of the Board of Commissioners himself determines it.

     11.a.Each member of the Board of Commissioners is entitled to cast 1 (one) vote and an additional 1 (one) vote for each other member of the Board of Commissioners being represented.

     b. Voting concerning an individual is carried out by folded unsigned ballot, the vote concerning other matters are conducted verbally.

     c. Blank and illegal votes must be considered as not having been cast and issued and therefore is not calculated in determining the total votes.

     12. From the matters discussed and decided at the meeting of the Board of Commissioners must be drawn up Minutes of Meeting and as its legalization must be signed by the Meeting Chairman and by one of the members of the Board of Commissioners appointed among them who are present at the Meeting.

     If the minutes are drawn up by Notary, the signature is not required.

     13. Minutes of the Meeting of the Board of Commissioners drawn up and signed according to the provision in section 12 of this article will come in effect as a legal receipt, both for the members of the Board of Commissioners and the third party on the resolution of the Board of Commissioners taken at the Meeting concerned".

     14. The Board of Commissioners may also make any legal and binding resolutions without holding a meeting, provided that all members of the Board of Commissioners have acknowledged the suggestion concerned and agreed and declared this matters concerned by signing a written approval.

     The resolutions taken by such manner have the same power to those legally taken at the Board of Commissioners Meeting.


                                   FISCAL YEAR

                                   ARTICLE 17

     1. The Company's fiscal/accounting year shall start on the 1(st) (first) of January and end on the 31(st) (thirty-first) of December of the same year.

     -At the end of December each year, the company's books are closed.

     2. At the latest within 5 (five) months after the Company's books are closed, the Board of Directors shall prepare an annual report according to the provisions of prevailing laws and regulations, signed by all members of the Board of Directors and

Commissioners, for submission to and in order to obtain approval and ratification of the Annual General Meeting of Shareholders.

     The Annual Report audited by any Public Accountant registered with the Capital Market Supervisory Board shall be made available at the Office of the Company at the latest on the date of call to Annual General Meeting of Shareholders, for inspection by the shareholders.

     The Company shall announce Balance Sheet and Profit & Loss Statement in two
(2) Indonesian daily newspapers, one of which shall have a national circulation and the other one published at the Company's domicile no later than the end of the third month after the financial year ends.


                         GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 18

     1. The General Meeting of Shareholders in the company are:

a. Annual General Meeting of Shareholders as stated in article 19 of these Articles of Association;

b. Other General Meeting of Shareholders, hereinafter in the Articles of Association are referred to as the Extraordinary General Meeting of Shareholders namely the General Meeting of Shareholders held any time by virtue of the need.

     2. The terms of General Meeting of Shareholders in the Articles of Association mean both of Annual General Meeting of

Shareholders and Extraordinary General Meeting of Shareholders unless expressly determined otherwise.


                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 19

     1. The Annual General Meeting of Shareholders must be convened once a year, at the latest in June after the Company books are closed.

     2. At the Annual General Meeting of Shareholders:

a. The Board of Directors is required to propose the annual account consisting of balance sheet and loss/profit account for the accounting year concerned and the explanation of the document and those which have been examined by the public accountant which must be proposed to obtain the approval and legalization of the meeting.

b. The Board of Directors is required to present the annual report on the Company condition and operation, financial administration of the accounting year concerned, the result achieved, estimation on the Company development in the future, the Company main activity and its amendment during the accounting year and the detail of arising problem during the accounting year impacting the Company activity to obtain the approval of the meeting.

c. The Board of Directors is required to submit the use plan of Company profit.

d. The Board of Directors is required to propose on the appointment of public accountant registered in the Capital Market Supervisory Board proposed by the Board of Commissioners for the purpose of examining the current accounting year.

e. The Board of Directors is required to present other matters for the Company purpose in accordance with the provision of the Articles of Association.

     3. The legalization of the annual account by the Annual General Meeting of Shareholders it means to give full acquittal and discharge to the members of Board of Directors and the Board of Commissioners of his/their arrangement and supervision which have been conducted during the last fiscal/accounting year, as long as said actions are reflected in the annual account.

     4. If the Board of Directors and the Board of Commissioners fail to hold the Annual General Meeting of Shareholders on the schedule then 1 (one) or more shareholders holding at least 1/10 (one tenth) of total shares with legal voting rights shall be entitled to call for the Annual General Meeting of Shareholders at the Company expenses after obtaining the permit from the Chief of District Court of which jurisdiction covers the place of the Company domicile.


                  EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 20

     1. The Board of Directors may hold an Extraordinary General Meeting of Shareholders any time required by the Board of Directors.

     2. The Board of Directors or the Board of Commissioners are obligated to hold an Extraordinary General Meeting of Shareholders at the written request of 1 (one) or more shareholders jointly holding at least 1/10 (one tenth) parts of the total number of shares with legal voting right.

     The said request shall be submitted in writing by mentioning the matters that will be discussed and accompanied by its reason.

     3. If the Board of Directors or the Board of Commissioners fail to hold an Extraordinary General Meeting of Shareholders specified in section 2 after elapsing the period of 30 (thirty) days as of receiving the said request, the member of the Board of Commissioners or the shareholders concerned signed the request shall be entitled to hold that Meeting at the Company's expenses, after obtaining the permit of the Chief of District Court of which jurisdiction covers the place of the Company domicile.

     4. The implementation of meeting as specified in section 3 must observe the stipulation of the Chief of the District Court issuing the permit.


               PLACE AND CALL FOR GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 21

     1. The General Meeting of Shareholders is held at the Company domicile or at the place the Company conducts its main activity or at the place of Stock Exchange domicile in Indonesia at the place in which the Company shares are listed.

     2. At least 14 (fourteen) days prior to submitting the call for General Meeting of Shareholders, the party having a right to give the call for must notify to the shareholders by putting an advertisement at least in 2 (two) daily newspapers publishing in Indonesia, 1 (one) of them in Indonesian newspaper having wide circulation in the territory of the Republic of Indonesia and the other 1 (one) in English newspaper as defined by the Board of Directors, that the call for General Meeting of Shareholders will be held.

     The call for General Meeting of Shareholders must be submitted to the shareholders by an advertisement at least in to 2 (two) daily newspapers publishing in Indonesia, 1 (one) of them in Indonesian newspaper having wide circulation in the territory of the Republic of Indonesia and the other 1 (one) in English newspaper or circulating at the place of Stock Exchange domicile in Indonesia at the place in which the Company shares are listed as defined by the Board of Directors.

     The call for General Meeting of Shareholders must be held:

a. at least 14 (fourteen) days prior to the date of Extraordinary General Meeting of Shareholder with regardless to the date of call for and the date of meeting.

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
b. at least 21 (twenty one) days prior to the date of Annual General Meeting of Shareholders with regardless to the date of call for and the date of meeting.

     3. The call for General Meeting of Shareholders must contain the day, date, time, place and meeting agenda and accompanied by notification that the subject-matter to be discussed at the meeting has been provided at the Company office as of the day of call for up to the date of meeting is held.

     The call for Annual General Meeting of Shareholders must also contain the notification that the annual report as specified in article 17 section 2 has been provided at the Company office as of the date of call for meeting and that the copy of balance sheet and loss/profit account from the last accounting year may be obtained from the Company upon the request in writing from the shareholders.

     4. The proposals of the shareholders must be entered into in the minutes of General Meeting of Shareholders if:

a. the proposal concerned has been proposed in writing to the Board of Directors by one or more shareholders holding at least 10% (ten percent) of the total shares with legal voting right.

b. the proposal concerned has been received by the Board of Directors at least 7 (seven) days prior to the date of call for Meeting concerned issued.

c. in opinion of the Board of Directors the proposal is considered directly relating to the Company business.

             CHAIRMAN AND MINUTES OF GENERAL MEETING OF SHAREHOLDERS

                                   ARTICLE 22

     1. If in these Articles of Association are not determined otherwise, then the General Meeting of Shareholders must be chaired by the President Director, in case the President Director is absent or indisposed, due to any reason whatsoever in which case shall not be proved to the third party, the Meeting shall be chaired by the member of the Board of Commissioners being present at the meeting and in case all members of the Board of Commissioners are not present or indisposed due to any reason whatsoever in which case shall not be proven to the third party, the Meeting shall be chaired by the President Director, in case the President Director is not present or indisposed due to any reason whatsoever in which case shall not be proven to the third party the meeting is chaired one of another members of the Board of Directors being present at the meeting, in case all members of the Board of Directors are not present or indisposed due to any reason whatsoever in which case shall not be proven to the third party, the meeting then is chaired by a person appointed by and from among them being present at the meeting.

     2. Those who are present at the Meeting must prove their authority to attend at the Meeting, that is in accordance with the requirement determined by the Board of Directors or the Board of Commissioners at the time of call for Meeting, such requirement is for the shares listed at the Stock Exchange with observance to the prevailing legislative regulation in the field Capital Market in Indonesia.

     3. From whatever discussed and decided at the General Meeting of Shareholders, is drawn up Minutes of Meeting by Notary;

     Minutes of Meeting shall be a legal receipt for all shareholders and the third party on the resolution and everything taken place at the meeting.


                           QUORUM, VOTES AND DECISIONS

                                   ARTICLE 23

     1. a. The General Meeting of Shareholders may be held if it is attended by the shareholders representing at least more than 50% (fifty percent) of the total shares with legal voting right issued by the Company, unless otherwise determined in these Articles of Association.

     b. In case the quorum as set forth in section 1 a cannot be achieved then the second meeting can be held without announcement/notification in advance on holding of the call for meeting.

     c. The second meeting is held at least 10 (ten) days and at the latest 21 (twenty one) days as of the first Meeting under the same term and agenda as required for the first Meeting unless with respect to the quorum requirement as set forth in item d and the call for meeting must be made at the latest 7 (seven) days prior to the second Meeting, without regardless the date of call for and the date of Meeting.

     d. The second Meeting is valid and shall be entitled to take the binding resolution if it is attended by the shareholders or his legal proxy of the shareholders holding at least 1/3 (one third) of the total shares with legal voting rights.

     e. In case the quorum of the second meeting cannot be achieved, upon the application for the Company the second quorum is stipulated by the Chief of District Court of which jurisdiction covers the place of Company domicile.

     2. The shareholders may be represented by another shareholder or other person with a power of attorney.

     The power of attorney must be drawn up and signed in such form determined by the Company's Board of Directors, without prejudice to the provision of the prevailing Laws and legislative regulation on civil evidence and must be filed to the Board of Directors at least 3 (three) business days prior to the date of General Meeting of Shareholders concerned.

     The meeting chairman shall be entitled to ask in order that the power of attorney to represent the shareholders is introduced to him at the time of the meeting is held.

     3. At the meeting, each share gives right to its holder to cast 1 (one) vote.

     4. The member of the Board of Directors, the member of the Board of Commissioners and the Company employee may act as the proxy at the meeting but their votes cast as the proxy at the meeting are not counted in the voting.

     5. Voting with respect to an individual is conducted by folded unsigned ballot and on other matters conducted verbally, unless if the Meeting Chairman otherwise determines without any objection of 1 (one) or more shareholders jointly representing at least 10% (ten percent) of the total shares with legal voting rights.

     6. Blank and illegal votes is considered void and not to be counted in determining the total votes cast at the meeting.

     7. All resolutions are taken by virtue of deliberation to achieve an agreement.

     In case of resolution based on deliberation cannot be achieved, the resolution is taken by voting based on pro-votes at least more than 50% (fifty percent) of the total votes legal cast at the meeting, unless if in the Articles of Association otherwise determined as regulated in section 3 of Article 11, section 4 Article 14, section 1 Article 26, section 1 Article 27 and section 1
Article 28 of these Articles of Association.

     If the pro and contra votes are equal in number, if it concerns on an individual must be balloted, meanwhile on other matters the proposal must be rejected.

     8.a The resolution with respect to the transaction having conflict of interest as specified in Article 12 section 9 must taken at the General Meeting of Shareholders specially held for the said purpose attended by the independent shareholder, that is the shareholder who has no conflict of interest of the said transaction (hereinafter referred to ("Independent Shareholder") holding more than 50% (fifty percent) of the total shares with legal voting rights held by the Independent Shareholder without prejudice to the provision of section 1 item a of this Article, and the resolution is taken based on the pro-votes of the Independent Shareholder holding more than 50% (fifty percent) of total shares with legal votes held by all Independent Shareholders.

     8.b. In making resolution, the Main shareholders, the member of the Board of Directors and the Board of Commissioners having conflict of interest with the transaction shall not be entitled to give suggestion and opinion.

     8.c. Any resolution taken by the Independent Shareholder must be confirmed by the whole Meeting quorum, which will be followed by all shareholders being present at the meeting, inclusive of the shareholders having the conflict of interest.

     8.d. If at the first meeting, it is apparent that the total Independent Shareholders attended or represented insufficiently meets with the quorum requirement determined by the first Meeting, then upon the request of the Company the second Meeting can be held after sending a call for Meeting (but without notice for the call for Meeting as specified in Article 21), provided that at the Meeting is attended or represented by the Independent Shareholder holding more than 50% (fifty percent) of the total shares with legal voting right held by the Independent shareholder and the resolution is taken based on the pro-votes more than 50% (fifty percent) of the total votes held by the independent shareholder attended/represented at the Meeting.

     If the quorum at the second meeting cannot be achieved, then the third meeting can be held, after obtaining the approval of and in accordance with the requirement determined by the Chief of Capital Market Supervisory Board.

     The third meeting can only approve the transaction if it is agreed by the Independent Shareholder representing more than 50% (fifty percent) of the total shares held by the Independent Shareholder attended or represented at the Meeting.

     9. Everything proposed by the shareholders as long as having discussion or voting at the General Meeting of Shareholders must comply with the following requirements:

a. In opinion of the Meeting Chairman those directly relate to one of meeting agenda concerned; and

b. The matters proposed by one or more shareholders jointly holding at least 10% (ten percent) of the total shares with legal voting rights.

c. In opinion of the Board of Directors the proposal is considered directly relates to the Company business.


                                 USE OF PROFITS

                                   ARTICLE 24

     1. The Meeting of the Board of Directors must file the proposal to the Annual General Meeting of Shareholders on the use of the Company net profit in an accounting year as contained in the

Annual Account legalized by the Annual General Meeting of Shareholders, in which proposal can be stated the undivided net profit which will be used as reserved fund, as specified in article 25, and the proposal with respect to the amount of dividend which may be distributed, one and another without prejudice to the right of the General Meeting of Shareholders to decide otherwise.

     2. In case the Annual General Meeting of Shareholders does not determine other usage, the net profit after being reduced by the reserved fund which is required by the prevailing legislative regulation and the Articles of Association is divided as dividend.

     3. Dividend can only be paid in accordance with the capability of the Company finance based on the resolution taken at the General Meeting of Shareholder, in which resolution must also be determined the schedule of payment and the type of dividend.

     Dividend for one share must be paid to a person of behalf of whom the said share registered in the Shareholder Register on business day which will be determined by or upon the authority of the General Meeting of Shareholders in which resolution for the distribution of dividend is taken.

     The day of payment must be announced by the Board of Directors to all shareholders.

     Article 21 section 2 comes in mutatis mutandis for the said announcement.

     4. If the loss-profit account in a fiscal/accounting year shows a loss which cannot be covered by the reserved funds, then the loss must remain recorded in the profit-loss account and, subsequently, for the following years, the Company must be considered not to have earned profits as long as the loss recorded in the profit-loss account has not been fully covered, without prejudice to the provision of the prevailing legislative regulation.

     5. The Board of Directors based on the resolution of the Meeting of the Board of Directors upon the approval of the meeting of the Board of Commissioners shall be entitled to distribute provisional dividend if the condition of Company finance enables it, provided that the provisional dividend will be counted with the dividend to be distributed based on the resolution of the following Annual General Meeting of Shareholders taken in accordance with the provision in the Articles of Association.

     6. In consideration of the Company opinion in the accounting year concerned from the net revenue as mentioned in the balance sheet and loss-profit account legalized by the Annual General Meeting of Shareholders and after being withheld by Income Tax, can be given tantieme to the members of the Company's Board of Directors and Board of Commissioners of which amount is determined by the General Meeting of Shareholders.

     7. The profits distributed as dividend which have not been demanded after 5
(five) years after being provided for payment, shall be entered in the reserved fund specially designed for that purpose.

     Dividend in the special reserved fund can be taken by the shareholders having right prior to the elapse of the period of 5 (five) years by submitting evidences of right on share acceptable by the Company's Board of Directors.

     The dividend which is not taken after the elapse of the said period shall be the property of the Company.


                              USE OF RESERVED FUND

                                   ARTICLE 25

     1. The part of profit provided for the reserved fund is determined by the General Meeting of Shareholders in consideration of the proposal of the Board of Directors (if any) and with observance to the prevailing legislative regulation.

     2. The reserved fund up to the amount of at least 20% (twenty percent) of the amount of subscribed capital is only used to cover the loss suffered by the Company.

     3. If the amount of reserved fund exceeds 20% (twenty percent) the General Meeting of Shareholders may decide in order to the reserved fund exceeding the amount as determined in section 2 used for the Company need.

     4. The Board of Directors must manage the reserved fund to earn profit by such manner considered as good upon the approval of the Board of Commissioners and with observance to the prevailing legislative regulation.

     5. Any interest and other profit earned from the reserved fund must be entered into the loss-profit account of the Company.

                      AMENDMENT OF ARTICLES OF ASSOCIATION

                                   ARTICLE 26

     1. Amendment of Articles of Association is stipulated by the General Meeting of Shareholders attended by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 2/3 (two third) of the total shares issued having legal voting right and the resolution is approved by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 2/3 (two third) of the total votes legally cast at the meeting.

     Amendment of Articles of Association must be drawn up by Notarial deed and into Indonesian language.

     2. Amendment of the provision of Articles of Association concerning any change of name, aim and objective, business activity, period of Company establishment, the amount of authorized capital, decrease of subscribed and deposited capital and change of the Company status from the closed company to public company or vice verse is required to obtain the approval of the Minister of Justice of the Republic of Indonesia.

     3. Amendment of Articles of Association other than concerning the matters as mentioned in section 2 of this article is sufficiently reported to the Minister of Justice of the Republic of Indonesia at the latest 14 (fourteen) days as of the resolution of the General Meeting of Shareholders on the amendment and registered in the Company Obligatory Register.

     4. If at the meeting specified in section 1 the determined quorum cannot be achieved, then at the least 10 (ten) days and at the latest 21 (twenty one) days after the first meeting can be held the second meeting under the same agenda and requirement as required for the first meeting, unless with regard to the period of call for must be conducted at the latest 7 (seven) days prior to the second meeting excluded the date of call for and the date of meeting and the call for meeting is required announcement/notification in advance and the resolution is approved by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly holding 51% (fifty one percent) of the total votes legally cast at the meeting.

     If the quorum at the second meeting cannot be achieved, the third meeting can be held, after obtaining approval from and in accordance with the requirement determined by the Chief of Capital Market Supervisory Board in Indonesia.

     5. The resolution with regard to the capital decrease must be notified in writing to all Company creditors and announced by the Board of Directors in the Official Gazette of the Republic of Indonesia and at least into 2 (two) daily newspaper publishing in Indonesia, one of them in Indonesian language having wide circulation in the territory of the Republic of Indonesia and the other 1
(one) in English, at the latest 7 (seven) days as of the date of resolution with regard to capital decrease.

                      MERGER, AMALGAMATION AND ACQUISITION

                                   ARTICLE 27

     1. With observance to the provision of the prevailing legislative regulation in the field of Capital Market, then any merger, amalgamation and acquisition can only be held based on the resolution of the General Meeting of Shareholders attended by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 3/4 (three fourth) of the total shares with legal voting right and the resolution is approved by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 3/4 (three fourth) of the total votes legally cast at the meeting.

     If at the meeting specified in section 1 the determined quorum cannot be achieved, then at least 10 (ten) days and at the latest 21 (twenty one) days after the first meeting can be held the second meeting with the same agenda as the first meeting.

     The call for meeting must be sent at the latest 7 (seven) days prior to the second meeting, excluded the date of call for and the date of meeting, and the call for meeting is not required announcement/notification in advance and at the second meeting must be attended by the holders of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 2/3 (two third) of the total shares with legal voting right and the resolution is agreed by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing more than 1/2 (one second) of the total votes legally cast at the meeting.

     If the quorum in the second meeting cannot be achieved, the third meeting can be held, after obtaining approval of and in accordance with the requirement determined by the Chief of Capital Market Supervisory Board in Indonesia.

     2. The Board of Directors is required to announce at least in 2 (two) daily newspapers publishing in Indonesia, one of them in Indonesian having wide circulation in the territory of the Republic of Indonesia and the other 1 (one) in English with regard to any plan of merger, amalgamation and acquisition of the company at the latest 14 (fourteen) days prior to call for General Meeting of Shareholders.


                           DISSOLUTION AND LIQUIDATION

                                   ARTICLE 28

     1. With observance to the provision of the prevailing legislative regulation, then company dissolution can only be held based on the resolution of the General Meeting of Shareholders attended by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 3/4 (three fourth) of the total shares with legal voting right and the resolution is approved by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 3/4 (three fourth) of the total votes legally cast at the meeting.

     If at the meeting specified in section 1 the determined quorum cannot be achieved, the at least 10 (ten) days and at the latest 21 (twenty one) days after the first meeting can be held the second meeting with the same agenda as the first meeting.

     The call for meeting must be sent at the latest 7 (seven) days prior to the second meeting, excluded the date of call for and the date of meeting, and the call for meeting is not required announcement/notification in advance and at the second meeting must be attended by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing at least 2/3 (two third) of the total shares with legal voting right and the resolution is agreed by the holder of Dwiwarna serial A share and other shareholders or their legal proxy jointly representing more than 1/2 (one second) of the total votes legally cast at the meeting.

     If the quorum in the second meeting cannot be achieved, the third meeting can be held, after obtaining approval of and in accordance with the requirement determined by the Chief of Capital Market Supervisory Board in Indonesia.

     2. If the Company is dissolved, either due to the establishment period was expired or the company is dissolved based on the resolution of the General Meeting of Shareholders or due to stated bankrupt based on the stipulation of Court, the liquidator then must liquidate it.

     3. The Board of Directors under the supervision of the Board of Commissioners acts as liquidator if at the resolution of the

General Meeting of Shareholders or the stipulation as specified in section 2 does not appoint liquidator.

     4. Honorarium for Liquidators is determined by the General Meeting of Shareholders or based on the stipulation of Court.

     5. Liquidators are required to register in the Company Obligatory Register, to announce in the Official Gazette and in 2 (two) daily newspapers publishing in Indonesia, one of them in Indonesian newspaper having wide circulation in the territory of the Republic of Indonesia and the other one in English newspaper in accordance with the consideration of the Board of Directors and with the notification for that purpose to the creditors, and reported to the Minister of Justice of the Republic of Indonesia and the Capital Market Supervisory Board (Bapepam) in accordance with the prevailing legislative regulation.

     6. The Articles of Association as mentioned in this deed and the amendment in the future remains in effect until the date of legalization of the liquidation account by the General Meeting of Shareholders based on the approval of the majority votes legally cast and to give full acquittal and discharge to the liquidator.

     7. The surplus of liquidation account must be distributed to the shareholders, each will receive the portion according to the ratio of the total nominal value fully paid for their shares.

     8. The liquidating party is also required to announce the distribution plan of the remaining assets after being liquidated at least in 2 (two) daily newspapers, one of them in Indonesian newspaper having wide/national circulation and the other one in English newspaper and in the Official Gazette of the Republic of Indonesia.


                              CONCLUDING PROVISIONS

                                   ARTICLE 29

     -The General Meeting of Shareholders must decide any matters that are not or insufficiently arranged in these `Articles of Association.

     Finally the appeasers acting as above mentioned declare, herewith authorize Mr. Mohamad Ardun, Sarjana Ekonomi, Notary Office employee, residing in Tangerang Regency and

-both jointly and severally with the right to transfer this authority to other party, to apply for approval and to report and register to the authorized instance concerning the amendment of several provisions of the Company's articles of association stated in this deed, and to arrange amendments and/or additions into any form whatsoever which is needed and required by the competent authority to obtain approval and to settle the report and registration to the competent authority, for that purpose to apply for approval, to sign approvals, deeds and other documents, to choose a domicile and further to take any action considered as necessary.